(BW)(BUFFETS) Buffets, Inc. Reports Same Store Sales Trends and Announces Conference Call to Discuss Fiscal Year Results

EAGAN, Minn.--(BUSINESS WIRE)--August 15, 2003-- Buffets, Inc. ("Buffets") reported same store sales declined by 2.9% for the fourth quarter of its 2003 fiscal year (the twelve-week period ended July 2, 2003). Same store sales for Buffets' 2003 fiscal year ended July 2, 2003, declined by 4.2%. Buffets expects that same store sales for the first quarter of its 2004 fiscal year (the twelve-week period ending September 24, 2003) will decline by 2% to 3%.

Buffets also announced that it would be conducting a conference call to discuss operating results for the quarter and fiscal year ended July 2, 2003, on Tuesday, September 9, 2003 at 11:00 a.m. (Eastern). You may access this call starting at 10:45 a.m. (Eastern). The conference phone number will be 1-888-228-7864 and the conference ID number will be 2144449. The conference call leader will be Kerry Kramp, the Chief Executive Officer of Buffets, Inc.

In consideration of your fellow participants, Buffets requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, September 19, 2003 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-800-642-1687 and requesting conference ID number 2144449.

Buffets currently operates 369 restaurants in 35 states comprised of 361 buffet restaurants and eight Tahoe Joe's Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R) or HomeTown Buffet(R) brands. Buffets also franchises 23 buffet restaurants in ten states.

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward looking statements. Buffets has tried, whenever possible, to identify forward-looking statements using such words as "projects", "anticipates", "believes", "estimates", "expects", "plans", "intends", and similar expressions. Similarly, statements herein that describe Buffets' business strategy, outlook, objectives, plans, intentions or goals are forward-looking statements. The risks and uncertainties involving forward-looking statements include, but are not limited to, general and economic conditions, negative publicity, the impact of competition, the seasonality of Buffets' business, adverse weather conditions, future commodity prices, fuel and utility costs, labor costs, employment and environmental laws, government regulations, and inflation. For a detailed discussion of risks and uncertainties that you should consider, please refer to the "Risk Factors" section contained in Buffets' registration statement filed with the Securities and Exchange Commission on December 27, 2002. The statements in this release reflect Buffets' current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time and no obligation is undertaken to provide updates with respect to the information.

CONTACTS:
Buffets, Inc., Eagan, MN
R. Michael Andrews, Jr., Chief Financial Officer (651) 365-2626, or Don Van der Wiel, Vice President, Controller (651) 365-2789